SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   ------


                             It's about Credibility

 Why is Western conditioning its        ...which is unlikely to be achieved
 "offer" on at least 90% of KCPL        in any hostile situation?
 shares being tendered...

 Are you willing to wait as long as     ...who will have to approve a deal
 two years hoping to get Western        that may be dilutive to them?
 shares knowing that the payoff is
 in the hands of Western's
 shareholders...

 Are you at all confident that          ...when it states, in its own S-4
 Western will receive all "necessary    SEC filing, that there can be no
 or desirable" governmental and         assurances that such approvals can
 regulatory approvals...                be obtained?

 Are you certain that this              ...when Western admits that its
 transaction is tax-free (which the     exchange offer may be fully
 KCPL/UtiliCorp merger would be)...     taxable?

 Are you certain that Missouri's        ...when Missouri's anti-takeover
 anti-takeover statute won't            statute requires that KCPL's Board
 preclude the deal from closing...      of Directors approve Western's
                                        offer?

 Are you aware that Western's           ...until all Western's conditions,
 exchange offer can't close...          including regulatory approvals are
                                        met or waived?

 Are you comfortable with Western       ...when it may do so at any time at
 being able to amend its offer, or      its sole discretion?
 terminate it completely...

 Are you confident that there will      ...when Western admits in its
 be no layoffs in a hostile takeover    official Kansas filings to 531
 of KCPL...                             "merger related reductions"?

       The conclusion is obvious.  The choice is clear:  KCPL/UtiliCorp.

                    Created by KCPL employees for the KCPL/UtiliCorp merger.



                                   ###


                         ________________________

                         Attention KCPL Employees
                         ________________________

         Western Resources says their offer pays better dividends.

                                  Does it?

Critical           What Western      What it means
Issues             says

KCPL               Significant       Could also be significantly
Shareholder        increase          smaller. Depends in part on
Dividend                             achieving est. $1 billion
                                     savings and retaining 70%--
                                     which we believe is not
                                     likely. And pending rate
                                     cuts in Kansas--which
                                     Western delayed becoming
                                     public--could affect it,
                                     too.

                   $28 per share     Could also be significantly
                                     smaller.  The proposal
                                     contains a "collar" which
                                     limits the risk of decline
                                     to Western and places it on
                                     your shoulders.

                   Tax-free          Maybe not.  Western's
                   transaction       filings admit that the
                                     exchange offer may be fully
                                     taxable to you at the
                                     federal level.  In that
                                     case, $28 a share is
                                     history.

KCPL Customer      Rate reduction    Maybe not.  It appears that
Dividend           30% better than   Western still owes its
                   UCU plan.         Kansas customers savings
                                     from the KGE merger. We
                                     believe Western used its
                                     proposal to us as an excuse
                                     to delay Kansas action on
                                     rate reductions till after
                                     you vote on the
                                     KCPL/UtiliCorp merger.

KCPL Employee      No layoffs        Define layoffs. Western's
Dividend                             Kansas filings call for 531
                                     "merger related reductions"
                                     by January 1, 1998.  A
                                     pretty short time for
                                     attrition.  A layoff by any
                                     other name is still a job
                                     loss.

Community          Maintain KCPL/    Define commitment. KCPL has
Dividend           Western giving    a proven track record of
                   for 5 years.      commitment to Kansas City
                                     and the communities we
                                     serve.  Western is
                                     headquartered in Topeka.

Financial          WR Bond rating    Things change. Standard &
Strength           A-.               Poor's bond rating agency
                                     recently put Western on a
                                     CreditWatch list for
                                     possible downgrade, calling
                                     it's financial profile a
                                     "weak Single-A minus
                                     utility."

The employees of KCPL who are also shareholders and customers say "Thanks, Western, but no thanks." We support the management and board of KCPL. Their deeds match their words.

                    Created by KCPL employees for the KCPL/UtiliCorp merger.



                               ###



[KCPL Logo]


Dear Shareholder:

      On  behalf  of the Board of Directors of  Kansas  City
Power & Light Company, thank you for sending in your proxy for the Annual Meeting of Shareholders scheduled to be held on May 22, 1996.

      However, to avoid the possibility of your shares being challenged or disqualified from voting for reason(s) indicated below, we ask that you mark, sign, date and mail the enclosed new WHITE proxy in the envelope provided for your convenience.

[] Your previous proxy was unsigned. (If signing as attorney, executor, administrator, corporate officer, authorized officer of a partnership, trustee or guardian, please sign and give your full title as such).

[] Your previous proxy was not signed by all owners. (If shares are registered in the name of more than one person, each person should sign the proxy. If a joint tenant is deceased, please indicate that you are the surviving joint owner. If a tenant-in-common is deceased, the proxy should signed by the executor or administrator of the deceased tenant-in-common, and proof of such person's status as executor or administrator should be sent with the proxy.)

[] Your previous proxy omitted you title or authority to sign. (If signing as attorney, executor, administrator, corporate officer, authorized officer of a partnership, trustee or guardian, please sign and give your full title as such.)

[]   Your previous proxy, as marked, did not clearly specify
     your  voting  instructions.   (Please  sign,  date  and
     clearly mark your proxy).

[]   Other _________________________________________________

      Since the Annual meeting is scheduled to be held on Wednesday, May 22, 1996 we would sincerely appreciate your marking, signing, dating and promptly mailing the enclosed
WHITE proxy card.

      On behalf of your Board of Directors, thank you for your cooperation and continued support.

                         Sincerely,

                         /s/ Drue Jennings

                         Drue Jennings
                         Chairman of the Board, President
                         and Chief Executive Officer